Exhibit 99.3

COMMUNITY BANK SHARES OF INDIANA, INC.
REVOCABLE PROXY

Special Meeting of Shareholders
to be held on June 30, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James D. Rickard and Timothy T. Shea, or either of them, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Community Bank Shares of Indiana, Inc. (“Community”) that the undersigned is entitled to vote at Community’s Special Meeting of Shareholders, to be held on June 30, 2006, at 10:00 a.m., local time, at Your Community Bank’s main office, 101 West Spring Street, New Albany, Indiana, 4th Floor Meeting Room, and any and all adjournments and postponements thereof.

The undersigned acknowledges receipt from Community, prior to the execution of this proxy, of Notice of the Special Meeting of Shareholders and Joint Proxy Statement-Prospectus.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1. The approval of the issuance of up to 989,177 shares of Community common stock to the shareholders of The Bancshares, Inc. in accordance with the Plan of Merger included in the Agreement and Plan of Merger, dated February 15, 2006, as amended by Amendment No. 1 dated February 20, 2006, and Amendment No. 2 dated May 11, 2006, by and among Community, The Bancshares, Inc. and CBIN Subsidiary, Inc. The issuance of these shares is subject to adjustment as described in the Joint Proxy Statement-Prospectus.

(   ) FOR        (   ) AGAINST   (   ) ABSTAIN

2. The approval of the adjournment of the Special Meeting to one or more later dates, if necessary, to permit Community to solicit additional proxies if there are insufficient votes at the Special Meeting to constitute a quorum or to approve the issuance of shares of Community common stock contemplated by item number 1 above.

(   ) FOR        (   ) AGAINST   (   ) ABSTAIN

3. The transaction of such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” approval of each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ISSUANCE OF UP TO 989,177 SHARES OF COMMUNITY COMMON STOCK TO THE SHAREHOLDERS OF THE BANCSHARES, INC. AND ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Dated:

Print Name:
Signature:

Print Name:
Signature:

Please sign exactly as your name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

     YOUR VOTE IS VERY IMPORTANT!

PLEASE PROMPTLY COMPLETE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.